                                                                    EXHIBIT 99.1

                                  PROXY CARD

         PLEASE SIGN, DETACH, & RETURN IN THE ENCLOSED WHITE ENVELOPE
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                                            PULASKI FINANCIAL CORP.
                                   Proposed Holding Company for Pulaski Bank
                                           Stock Information Center
                                                Address Line 1
                                                Address Line 2
                                           St. Louis, Missouri xxxx
                                                (314) xxx-xxxx

                                               STOCK ORDER FORM

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DEADLINE: The Subscription Offering ends at 12:00 Noon, Central Time, on
September , 1998. Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received (not postmarked) at the address on the top of this form or at any branch by this deadline, or it will be considered void. FAXES AND COPIES WILL NOT BE ACCEPTED.

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(1) Number of Shares     Price Per Share    (2) Total Amount Due
    [               ]       X $10.00 =          [               ]

The minimum number of shares that may be subscribed for is 25. In each of the Subscription Offering, the Direct Community Offering or any Syndicated Community Offering, the maximum purchase for any person is 40,000 shares; provided, however that such shares when added to any Exchange Shares to which such person may be entitled as a shareholder of the Savings Bank may not exceed 125,000 shares. There are additional purchase limitations for associates and groups acting in concert as defined in the Prospectus.

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METHOD OF PAYMENT

(3) [ ] Enclosed is a check, bank draft or money order payable to Pulaski
        Financial Corp. for $            (or cash if presented in person).
                             -----------

(4) [ ] I authorize Pulaski Bank to make withdrawals from my Pulaski Bank certificate or savings account(s) shown below, and understand that the amounts will not otherwise be available for withdrawal:

                Account Number(s)                     Amount(s)

        ----------------------------       -----------------------------

        ----------------------------       -----------------------------

        ----------------------------       -----------------------------

        ----------------------------       -----------------------------

                      Total Withdrawal     -----------------------------

(5) [ ] Check here if you are a director officer or employee of Pulaski Bank or a member of such person's immediate family (same residence).

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(6) PURCHASE INFORMATION (check one)
a [ ] Eligible Account Holder - Check here if you were a depositor with $50.00 or more on deposit with Pulaski Bank as of March 31, 1997. Enter information below for all deposit accounts that you had at Pulaski Bank on March 31, 1997.
b [ ] Supplemental Eligible Account Holder - Check here if you were a depositor with $50.00 or more on deposit with Pulaski Bank as of June 30, 1998, but are not an Eligible Account Holder. Enter information below for all deposit accounts that you had at Pulaski Bank on June 30, 1998.
c [ ] Other Eligible Members - Check here if you were a depositor with Pulaski
      Bank as of           , 1998, or a borrower of Pulaski Bank as of
                 ----------
      May 11, 1994 whose loan continues to be outstanding as of                ,
                                                                ---------------
      1998.
d [ ] Shareholder - Check here if you are a shareholder of Pulaski Bank,
      as of               , 1998 and indicate the number of shares owned by you
           ---------------
      or persons associated with you.
                                        [          Shares]
e [ ] Local Community - Check here if you are a permanent resident of St. Louis, Missouri; St. Charles, Jefferson, Franklin and St. Louis Counties; and Jersey,St. Clair, Monroe, and Madison Counties, Illinois.
f [ ] General Community


      Account Title (Names on Accounts)         Account Number(s)

        ----------------------------       -----------------------------

        ----------------------------       -----------------------------

        ----------------------------       -----------------------------

        ----------------------------       -----------------------------

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

(7) STOCK REGISTRATION/FORM OF OWNERSHIP
[ ] Individual          [ ] Uniform Transfer to Minors [ ] Partnership
[ ] Joint Tenants       [ ] Uniform Gift to Minors     [ ] Individual Retirement Account
[ ] Tenants in Common   [ ] Corporation                [ ] Fiduciary/Trust (Under Agreement Dated                     )

(8) NAME(S) IN WHICH STOCK IS TO BE REGISTERED (PLEASE PRINT LEGIBLY AND FILL OUT COMPLETELY)
Name 1                                                  Social Security or Tax I.D.
--------------------------------------------------------------------------------------------------
Name 2                                                  Social Security or Tax I.D.
--------------------------------------------------------------------------------------------------
Street                                                                  Daytime
Address                                                                 Telephone
--------------------------------------------------------------------------------------------------
                                                Zip                     Evening
City                            State           Code    County          Telephone
--------------------------------------------------------------------------------------------------

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    NASD AFFILIATION (This section only applies to those individuals who meet the delineated criteria)
[ ] Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD affiliation box: (1) not to sell, transfer or hypothecate the stock for a period of three months following the issuance and (2) to report this subscription in writing to the applicable NASD member within one day of the payment therefor.

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ACKNOWLEDGMENT  By signing below, I acknowledge receipt of the Prospectus dated
August , 1998 and understand I may not change or revoke my order once it is received by Pulaski Financial Corp. I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares. Federal regulations prohibit any persons from transferring, or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of conversion subscription rights or the underlying securities to the account of another person. Pulaski Bank will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct; and (2) I am not subject to backup withholding. You must cross out this item,
(2) above, if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934.

THE SHARES OR COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

SIGNATURE: THIS FORM MUST BE SIGNED AND DATED TWICE: HERE AND ON THE
           ---------------------------------------------------------
CERTIFICATION FORM ON THE REVERSE SIDE. THIS ORDER IS NOT VALID IF THE STOCK ORDER FORM AND CERTIFICATION FORM ARE NOT BOTH SIGNED. YOUR ORDER WILL BE
           ---                            ----
FILLED IN ACCORDANCE WITH THE PROVISIONS OF THE PROSPECTUS. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds.

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Signature                                       Date

----------------------------------------        --------------------------------
Signature                                       Date

----------------------------------------        --------------------------------

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FOR OFFICE Date Rec'd         /   /             Order #
                      ------------------                  ----------------------
USE    Check #                                  Category
                      ------------------                  ----------------------
Batch #      Amount $                           Deposit $
       -----          ------------------                  ----------------------

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

                                  Proxy Card

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                            Pulaski Financial Corp.
                   Proposed Holding Company for Pulaski Bank
________________________________________________________________________________
ITEM (6) CONTINUED; PURCHASER INFORMATION    DEFINITION OF ASSOCIATE (CONT'D)
                                             director, officer or partner or is
   ACCOUNT TITLE                             directly or indirectly the benefi-
(NAMES ON ACCOUNTS)        ACCOUNT NUMBER    cial owner of 10% or more of any
-----------------------------------------    class of equity securities; (ii)
-----------------------------------------    any trust or other estate in which
-----------------------------------------    such person has a substantial bene-
-----------------------------------------    ficial interest or as to which such
-----------------------------------------    person serves as trustee or in a
DEFINITION OF ASSOCIATE                      similar fiduciary capacity, pro-
The term "associate" of a person is          vided, however that such term shall
defined to mean (i) any corporation or       not include any tax-qualified
other organization (other than Pulaski       employee stock benefit plan of the
Financial Corp. (the "Holding Company"),     Holding Company or the Bank in
Pulaski Bancshares, M.H.C. (the "MHC"),      which such person has a substantial
Pulaski Bank, (the "Bank"), or a majority    beneficial interest or serves as a
owned subsidiary of any of them) of which    trustee or in a similar fiduciary
such person is a                             capacity; and (iii) any relative or
                                             spouse of such person, or any
                                             relative of such person, who either
                                             has the same home as such person or
                                             who is a director or officer of the
                                             Holding Company, MHC, or the Bank
                                             or any of their subsidiaries.
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                              CERTIFICATION FORM
    (This Certification Must Be Signed In Addition to the Stock Order Form
                               On Reverse Side)

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK, $0.01 PAR VALUE, OF PULASKI FINANCIAL CORP., INC. ARE NOT A DEPOSIT OR AN ACCOUNT AND ARE NOT FEDERALLY INSURED, AND ARE NOT GUARANTEED BY PULASKI BANK OR BY THE FEDERAL GOVERNMENT.

If anyone asserts that the shares of common stock or federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of Thrift Supervision.

I further certify that, before purchasing the shares of common stock of Pulaski Financial Corp., I received a copy of the Prospectus dated August __, 1998 which discloses the nature of the shares of common stock being offered thereby and describes the following risks involved in an investment in the common stock under the heading "Risk Factors" beginning on page __ of the Prospectus.
   1.  Mortgage Lending and Risks Associated with ARM Loans
   2.  Fluctuation in Income from Loan Sales
   3.  Interest Rate Risk
   4.  Below Average Return on Equity After Conversion
   5.  Expenses Associated with the ESOP and 1999 MRDP
   6.  Possible Dilutive Effect of Benefit Program
   7.  Possible Voting Control by Management and Employees
   8. Anti-Takeover Provisions and Statutory Provisions that Could Discourage Hostile Acquisitions of Control
   9.  Possible Anti-Takeover Effect of Employment and Severance Agreements
  10.  Competition
  11.  Absence of Prior Market for the Common Stock
  12.  Possible Increase in Estimated Valuation Range and Number of Shares
       Issued
  13.  Risk of Year 2000 Data Processing Problems
  14.  Financial Institution Regulation and the Future of the Thrift Industry



-------------------------------------    ---------------------------------------
 Signature                  Date          Signature                    Date

-------------------------------------    ---------------------------------------
(Note:  If stock is to be held jointly, both parties must sign)
                                        ----

                            PULASKI FINANCIAL CORP.
            Stock Ownership Guide and Stock Order Form Instructions

STOCK ORDER FORM INSTRUCTIONS
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ITEM 1 AND 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum purchase is 25 shares. The maximum purchase for any person is 40,000 shares; provided, however that such shares when added to any exchange shares to which such person may be entitled as a shareholder of the Savings Bank may not exceed 125,000 shares. There are additional purchase limitations for associates and groups acting in concert as defined in the Prospectus. Pulaski Financial Corp. reserves the right to reject the subscription of any order received in the Direct Community Offering, if any, in whole or in part.

ITEM 3 - Payment for shares may be made in cash (only if delivered by you in person), by check, bank draft or money order payable to Pulaski Financial Corp. DO NOT MAIL CASH. Your funds will earn interest at Pulaski Bank's current passbook rate.

ITEM 4 - To pay by withdrawal from a savings account or certificate at Pulaski Bank, insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required to withdraw, each must sign in the signature box on the front of this form. To withdraw from an account with checking privileges, please write a check. Pulaski Bank will waive any applicable penalties for early withdrawal from certificate accounts. A hold will be placed on the account(s) for the amount(s) you show. Payments will remain in account(s) until the stock offering closes. If a partial withdrawal reduces the balance of a certificate account to less than the applicable minimum, the remaining balance will thereafter earn interest at the passbook rate.

ITEM 5 - Please check this box to indicate whether you are a director, officer or employee of Pulaski Bank or a member of such person's immediate family

ITEM 6 - Please check this box if you or any associate (as defined on the reverse side of the Stock Order Form) or person acting in concert with you has submitted another order for shares and complete the reverse side of the Stock Order Form.

ITEM 7 - Please check the appropriate box if you were:
         a) A depositor with $50.00 or more on deposit at Pulaski Bank as of March 31, 1997. Enter information below for all deposit accounts that you had at Pulaski Bank on March 31, 1997.

         b) A depositor with $50.00 or more on deposit at Pulaski Bank as of June 30, 1998, but is not an Eligible Account Holder. Enter information below for all deposit accounts that you had at Pulaski Bank on June 30, 1998.

         c) A depositor at Pulaski Bank as of ______ __, 1998, but are not an Eligible Account Holder or Supplemental Eligible Account Holder or a borrower of Pulaski Bank as of May 11, 1994 whose loan continues to be outstanding as of ______ __, 1998, but are not an Eligible Account Holder or Supplemental Eligible Account Holder.

         d)  A shareholder of Pulaski Bank as of _____ __, 1998.

         e) A permanent resident of St. Louis, Missouri; St. Charles, Jefferson, Franklin and St. Louis Counties, Missouri; and Jersey, St. Clair, Monroe and Madison Counties, Illinois.

         f)  General Community

ITEM 8 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Pulaski Financial Corp. common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we can not execute you order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor. Subscription rights are not transferable. If you are a qualified member, to protect your priority over other purchasers as described in the Prospectus, you must take ownership in at least one of the account holder's names.

STOCK OWNERSHIP GUIDE
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INDIVIDUAL - The Stock is to be registered in an individual's name only.  You may not list beneficiaries for this ownership

JOINT TENANTS - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

TENANTS IN COMMON - Tenants in common may also identify two or more owners.
When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

UNIFORM GIFT TO MINORS - For residents of many states, stock may by held in the name of a custodian for the benefit of a minor under the Uniform Gift to Minors Act. For residents in other states, stock may be held in a similar type of ownership under the Uniform Transfer to Minors Act of the individual state. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Instructions: On the first name line, print the first name, middle initial and last name of the custodian, with the abbreviation "CUST" after the name. Print the first name, middle initial and last name of the minor on the second name line. USE THE MINOR'S SOCIAL SECURITY NUMBER.

CORPORATION/PARTNERSHIP - Corporation/Partnerships may purchase stock. Please provide the Corporation/Partnership's legal name and Tax I.D. To have depositor rights, the Corporation/Partnership must have an account in the legal name. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

INDIVIDUAL RETIREMENT ACCOUNT - Individual Retirement Account ("IRA") holders may make stock purchases from their deposits through a prearranged "trustee-to-trustee" transfer. Stock may only be held in a self-directed IRA. Pulaski Bank does not offer a self-directed IRA. Please contact the Stock Information Center if you have any questions about your IRA account.

FIDUCIARY/TRUST - Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker , donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated", fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.